UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZBH	New York Stock Exchange
1.414% Notes due 2022	ZBH 22A	New York Stock Exchange
2.425% Notes due 2026 1.164% Notes due 2027	ZBH 26 ZBH 27	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2020, Zimmer Biomet Holdings, Inc. (the “Company”) entered into a revolving credit agreement, and the Company and certain of its subsidiaries entered into a first amendment to their existing revolving credit agreement, as described below. In addition, on April 28, 2020, Zimmer Biomet G.K., a subsidiary of the Company, entered into amendments to the two Japanese Yen term loan agreements to which it is a party.

A. 2020 Credit Agreement

The Credit Agreement, dated as of April 23, 2020 (the “2020 Credit Agreement”), is an unsecured revolving credit facility for the Company in the principal amount of $1.0 billion (the “2020 Revolving Facility”) among the Company, Bank of America, N.A., as Administrative Agent, and the lenders party thereto. The 2020 Revolving Facility will mature on December 31, 2020, and borrowings under the 2020 Revolving Facility will be used for general corporate purposes.

Borrowings under the 2020 Credit Agreement will bear interest at floating rates based upon, for Eurodollar-indexed loans, LIBOR for the applicable interest period, or for non-Eurodollar-indexed loans, an alternate base rate, in each case, plus an applicable margin determined by reference to the Company’s senior unsecured long-term debt credit rating.

The Company will pay a facility fee on the aggregate amount of the 2020 Revolving Facility at a rate determined by reference to its senior unsecured long-term debt credit rating.

The 2020 Credit Agreement contains customary affirmative and negative covenants and events of default for an unsecured financing arrangement, including, among other things, limitations on consolidations, mergers and sales of assets. The 2020 Credit Agreement also requires that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio as of the last day of any period of four consecutive fiscal quarters (the “Consolidated Leverage Ratio”) of no greater than 5.75 to 1.00. The 2020 Revolving Facility is also subject to certain mandatory prepayment requirements and corresponding commitment reductions upon the issuance of indebtedness above $25.0 million, subject to specified carve-outs.

The foregoing description of the 2020 Credit Agreement is qualified in its entirety by reference to the full text of the 2020 Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

B. First Amendment to 2019 Credit Agreement

The First Amendment, dated as of April 23, 2020 (the “Amendment”), to the Credit Agreement dated as of November 1, 2019 (the “2019 Credit Agreement”), among the Company, Zimmer Biomet G.K., Zimmer Luxembourg II S.À.R.L., the other borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders party thereto, amends the 2019 Credit Agreement to temporarily increase the maximum permitted Consolidated Leverage Ratio, temporarily increase the interest rate margin applicable to revolving loans and the facility fee, and make other administrative changes.

Pursuant to the Amendment, the maximum permitted Consolidated Leverage Ratio under the 2019 Credit Agreement will be (i) 5.75 to 1.00 for periods ending from April 1, 2020 to and including December 31, 2020, (ii) 5.00 to 1.00 for the period ending March 31, 2021, and (iii) 4.50 to 1.00 for periods ending after April 1, 2021 (with such maximum permitted Consolidated Leverage Ratio subject to increase to 5.00 to 1.00 for a period of time in connection with a qualified material acquisition on or after July 1, 2021). The Amendment also increases the interest rate margin applicable to revolving loans and the facility fee, each of which are determined by reference to the Company’s senior unsecured long-term debt credit rating, through March 31, 2021.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

C. Amendments to Japanese Yen Term Loan Agreements

On April 28, 2020, Zimmer Biomet G.K. (“ZBGK”) entered into (i) a Second Amendment (the “Second Amendment”) to the Term Loan Agreement JP¥21,300,000,000, dated as of September 22, 2017, as amended by the First Amendment and Limited Waiver dated as of February 25, 2020, between Sumitomo Mitsui Banking Corporation (“SMBC”) and ZBGK; and (ii) a Third Amendment (the “Third Amendment”) to the Amended and Restated Term Loan Agreement JP¥11,700,000,000, dated as of September 22, 2017, as amended by the First Amendment dated as of April 23, 2018 and the Second Amendment and Limited Waiver dated as of February 25, 2020, between SMBC and ZBGK (the underlying Japanese Yen term loan agreements are referred to herein collectively as the “Japanese Yen Term Loan Agreements”). The Second Amendment and the Third Amendment each amend the applicable Japanese Yen Term Loan Agreement to refer to the 2019 Credit Agreement, as it may be amended from time to time, as the “Reference Agreement.” Certain terms of the Reference Agreement apply to the Japanese Yen Term Loan Agreements, including representations, warranties and covenants, and therefore the temporary increase in the maximum permitted Consolidated Leverage Ratio under the Amendment to the 2019 Credit Agreement also applies under the Japanese Yen Term Loan Agreements.

The foregoing description of the Second Amendment and the Third Amendment is qualified in its entirety by reference to the full text of the Second Amendment and the Third Amendment, which are filed as Exhibits 10.3 and 10.4 hereto, respectively, and incorporated herein by reference.

In the ordinary course of business, certain of the lenders under the 2020 Credit Agreement, the 2019 Credit Agreement and/or the Japanese Yen Term Loan Agreements and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company and its affiliates for which they have received, and may in the future receive, compensation.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 23, 2020, among Zimmer Biomet Holdings, Inc., Bank of America, N.A., as Administrative Agent, and the lenders from time to time party thereto

10.2

First Amendment, dated as of April 23, 2020, to the Credit Agreement dated as of November 1, 2019, among Zimmer Biomet Holdings, Inc., Zimmer Biomet G.K., Zimmer Luxembourg II S.À.R.L., the other borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders from time to time party thereto

10.3	Second Amendment, dated as of April 28, 2020, to the Term Loan Agreement JP¥21,300,000,000 dated as of September 22, 2017, between Zimmer Biomet G.K. and Sumitomo Mitsui Banking Corporation

10.4

Third Amendment, dated as of April 28, 2020, to the Amended and Restated Term Loan Agreement JP¥11,700,000,000 dated as of September 22, 2017, between Zimmer Biomet G.K. and Sumitomo Mitsui Banking Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2020

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary